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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the offering of up to $25,000,000 of equity securities of Yield10 Bioscience, Inc. of our report dated March 30, 2017, relating to the consolidated financial statements of Yield10 Bioscience, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Yield10 Bioscience, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP
Boston, Massachusetts
March 30, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM